As filed with the Securities and Exchange Commission on February 21, 2007
Registration No. 333-140800

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM SB-2/A
(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OmniReliant Holdings, Inc.
(Name of small business issuer in its charter)

Nevada	2844	54-2153837

(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

4902 Eisenhower Blvd., Suite 185
Tampa, FL 33634
 (813) 885-5998
(Address and telephone number of principal executive offices and principal place of business)

Christopher Phillips, CEO
4902 Eisenhower Blvd., Suite 185
Tampa, FL 33634
 (813) 885-5998
(Name, address and telephone number of agent for service)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Flr.
New York, New York 10018
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐ ________

EXPLANATORY NOTE

This amendment No. 1 to Form SB-2 (File No. 333-140800) is being filed for the purpose of filing Exhibit 23.3, which was inadvertently omitted from the initial filing.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean OmniReliant Holdings, Inc. fka Willowtree Advisor, Inc., a Nevada corporation.

Exhibit Number	Description

2.1	Stock Exchange Agreement ***

2.2	Securities Purchase Agreement by and among OmniReliant Corporation, Willowtree Advisor and Cynthia Allison.

3.1	Willowtree Advisor Articles of Incorporation *

3.2	Willowtree Advisor Bylaws *

3.3	Willowtree Advisor Certificate Designation of Series A 10% Convertible Preferred Stock ***

5.1	Consent of Sichenzia Ross Friedman Ference LLP******

10.1	Securities Purchase Agreement by and among Willowtree Advisor and the Purchasers identified therein. ***

10.2	Registration Rights Agreement ***

10.3	Form of Common Stock Purchase Warrant ***

10.4	Paul Morrison Executive Employment Agreement ***

10.5	Kathy Hilton License Agreement ****

10.6	First Amendment to Kathy Hilton License Agreement ***

10.7	Harrington Business Development, LLC Consulting Agreement ***

10.8	Guaber S.P.A. International Marketing & Distribution Agreement ***

10.9	Assignment of Guaber S.P.A. International Marketing & Distribution Agreement ***

10.10	Midtown Partners & Co., LLC Placement Agent Agreement ***

10.11	First Amendment to Placement Agent Agreement ***

10.12	Articles of Merger ******

10.13	Amendment No. 1 to Registration Rights Agreement *******

16.1	Letter from Former Accountant *****

14.1	Code of Ethics **

23.1	Consent of Sichenzia Ross Friedman Ference LLP (see exhibit 5.1)

23.2	Consent of Wheeler, Herman, Hopkins & Lagor, P.A.*******

23.3	Consent of Williams & Webster

99.1	Audit Committee Charter **

99.1	Disclosure Committee Charter **

* Incorporated by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on August 2, 2004 (File No. 333-117840).

** Incorporated by reference from to the Registrant’s Form 10-KSB for the period ending June 30, 2005 filed with the Securities and Exchange Commission on November 2, 2005.

*** Incorporated by reference from to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on November 29, 2006.

**** Subject to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

***** Incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on December 20, 2006.

****** Incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on December 29, 2006.

*******  Incorporated by reference to the Registrant’s Form SB-2 (File No. 333-140800) filed with the Securities and Exchange Commission on February 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, OmniReliant Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2/A and has duly caused this Registration Statement on Form SB-2/A to be signed on its behalf by the undersigned, thereunto duly authorized.

OmniReliant Holdings, Inc.

Dated: February 21, 2007	By:	/s/ Christopher Phillips
Name: Christopher Phillips
Title: Interim Chief Executive Officer, Chief Financial Officer, Director (Principal Executive and Financial Officer)

 POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christopher Phillips his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:

	SIGNATURE	TITLE	DATE

By:	/s/Christopher Phillips	Interim Chief Executive Officer,	February 21, 2007
	Christopher Phillips	Chief Financial Officer, Director
(Principal Executive and Financial Officer)

By:	/s/ Lucien Lallouz	Chairman of the Board	February 21, 2007
Lucien Lallouz

By:	/s/ Richard Diamond	Director	February 21, 2007
Richard Diamond

By:	/s/ Tim Harrington	Director	February 21, 2007
Tim Harrington

By:	/s/ Kevin Harrington	Director	February 21, 2007
Kevin Harrington